Exhibit 99.1

Contact: Joe Hassett, SVP Gregory FCA Direct: 610-228-2110 Mobile: 484-686-6600

NUTRISYSTEM REPORTS SECOND CONSECUTIVE QUARTER OF YEAR-OVER-YEAR REVENUE GROWTH

Revenue growth expected to continue in 2014 fueled by successful start to diet season

Fort Washington, PA—February 26, 2014—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the fourth quarter and full year 2013. The following are financial highlights for such periods. A reconciliation of GAAP to non-GAAP measures is provided later in this press release.

Fourth Quarter 2013

·	Revenues of $69.9 million, an increase of 12% from revenues of $62.5 million in the fourth quarter of 2012;

·	Adjusted EBITDA of $4.6 million, an increase of 67% from $2.8 million in the fourth quarter of 2012;

·	GAAP net income of $1.3 million versus an adjusted net loss of ($1.6 million) in the fourth quarter of 2012; and

·	Earnings of $0.04 per share versus a loss of ($0.06) per share on an adjusted basis in the fourth quarter of 2012.

Full Year 2013

·	Revenues of $358.1 million, a decrease of 10% from 2012, although revenues were up 8% in the second half of 2013 versus the same period last year;

·	Adjusted EBITDA of $31.6 million, an increase of 16% from $27.3 million in 2012;

·	Adjusted net income of $11.6 million, an increase of 111% from adjusted net income of $5.5 million in 2012;

·	Adjusted earnings of $0.40 per share, an increase of 122% from adjusted earnings of $0.18 per share in 2012; and

·	Cash, cash equivalents, and short term investments increased $6.9 million over the past year from $19.4 million at December 31, 2012 to $26.3 million at December 31, 2013. The Company had no borrowings outstanding under its bank facility.

Dawn Zier, President and Chief Executive Officer, said, “With a second consecutive quarter of year-over-year revenue growth and our ongoing track record of improving bottom line results, we are achieving our financial goals and continuing to progress with our turnaround. Revenue growth reflects the success of our product and program innovation as well as improvements in our marketing, segmentation and sales channel diversification efforts. In a market that has become increasingly noisy, we believe winning is all about innovating and connecting with customers in a more personalized way. We are very pleased to see that more consumers are choosing Nutrisystem as the solution they can trust to help them navigate their weight loss journey.”

Ms. Zier continued, “While our performance over the second half of 2013 has created momentum heading into 2014, the real test for our new management team was this diet season. Based on year-to-date sales of our new Nutrisystem® My Way® weight loss program with the Fast 5™ kit, we are off to a good start. We expect this critical first quarter to be our third consecutive quarter of year-over-year top line growth, driven by revenue gains in both our direct-to-consumer and retail businesses. We continue to execute on our four-point plan as we begin the growth phase of our turnaround and expect to achieve full year revenue growth in 2014 for the first time in five years.”

Mike Monahan, Chief Financial Officer, said, “We had a number of improvements on a year-over-year basis. We achieved revenue growth in the second half of 2013 by executing on new customer acquisition plans we put in place at the beginning of the year. We successfully improved adjusted EBITDA and adjusted net income in both the fourth quarter of 2013 and over the full year. We also grew free cash flow during 2013, enabling us to fund initiatives to drive future growth.”

Mr. Monahan continued, “We are projecting revenues of $116 million to $121 million for the first quarter of 2014 and $385 million to $405 million for full year 2014. Earnings per share for the first quarter of 2014 are expected to be in the range of ($0.07) to ($0.02), and in the range of $0.51 to $0.61 for full year 2014.”

The Company also announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable March 20, 2014, to shareholders of record as of March 10, 2014.

Conference Call and Webcast

Management will host a webcast to discuss fourth quarter and full year 2013 financial results today at 4:30 PM Eastern time. The webcast will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of the Nutrisystem website (www.nutrisystem.com) and a replay will be available for 30 days. Interested parties unable to access the conference call via the webcast may dial 719-325-2315 and reference conference ID 8868658.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as 2014 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and

Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leading provider of structured home-delivered weight loss meal plans, and has helped consumers lose weight for more than 40 years by providing quality foods and a nutritionally balanced meal program. For diet season 2014, Nutrisystem, based in Fort Washington, PA, has introduced the Nutrisystem® My Way® program, which factors in an individual’s metabolic needs, along with the Fast 5™ kit for accelerated initial weight loss. Meal plans feature more than 150 menu options, along with complimentary, optional counseling from trained weight-loss coaches, registered dietitians and certified diabetes educators. Customers are provided further support from the Company’s online community, tools, trackers, mobile apps, cookbooks and more. Nutrisystem® plans are personalized to meet individual health goals and are consistent with national guidelines for dietary intake meeting targets for fat, sodium, sugar, cholesterol and fiber as well as national guidelines for physical activity. Additionally, plans can be customized to specific dietary needs and preferences including the Nutrisystem® D® program for people with diabetes or those at risk for type 2 diabetes. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2013	2012	2013	2012

REVENUE	$69,873	$62,525	$358,086	$396,878
COSTS AND EXPENSES:
Cost of revenue	36,514	32,312	184,210	213,095
Marketing	15,235	18,424	95,784	111,095
General and administrative	15,290	15,556	58,227	66,332
Depreciation and amortization	2,093	2,612	8,896	10,724

Total costs and expenses	69,132	68,904	347,117	401,246

Operating income (loss)	741	(6,379)	10,969	(4,368)
OTHER EXPENSE	0	0	0	78
INTEREST (INCOME) EXPENSE, net	(34)	1,280	89	2,034

Income (loss) before income tax (benefit) expense	775	(7,659)	10,880	(6,480)
INCOME TAX (BENEFIT) EXPENSE	(520)	(2,630)	3,510	(3,675)

Net income (loss)	$1,295	$(5,029)	$7,370	$(2,805)
BASIC INCOME (LOSS) PER COMMON SHARE	$0.04	$(0.18)	$0.26	$(0.10)
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.04	$(0.18)	$0.25	$(0.10)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	28,003	27,668	28,013	27,499
Diluted	28,542	27,668	28,287	27,499
DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$0.70	$0.70

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)
	December 31,
	------------------------------------
	2013	2012

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$9,772	$16,186

Short term investments	16,551	3,205

Receivables	7,738	8,487

Inventories	26,088	23,637

Prepaid income taxes	2,167	4,531

Deferred income taxes	931	2,969

Other current assets	6,034	7,160

Total current assets	69,281	66,175

FIXED ASSETS, net	26,029	28,003

OTHER ASSETS	7,474	4,228

Total assets	$ 102,784	$98,406

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$29,117	$23,192

Accrued payroll and related benefits	6,723	1,326

Deferred revenue	4,228	3,343

Other accrued expenses and current liabilities	7,441	6,911
Total current liabilities	47,509	34,772

NON-CURRENT LIABILITIES	3,118	3,525

Total liabilities	50,627	38,297

STOCKHOLDERS’ EQUITY:

Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and

outstanding)	0	0

Common stock, $.001 par value (100,000 shares authorized; shares

issued – 28,866 at December 31, 2013 and 28,632 at December 31, 2012)	29	29

Additional paid-in capital	24,095	18,466

Treasury stock, at cost, 158 shares at December 31, 2013 and 73 shares at

December 31, 2012	(1,586)	(636)

Retained earnings	29,611	42,254

Accumulated other comprehensive income (loss)	8	(4)

	(92)	(92)

Total stockholders’ equity	52,157	60,109

Total liabilities and stockholders’ equity	$102,784	$98,406

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	-------------------------------
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$7,370	$(2,805)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,896	10,724
Charge to vacate a facility	0	1,980
Loss on disposal of fixed assets	145	8
Share–based compensation expense	5,832	9,912
Deferred income tax benefit	(1,560)	(4,125)
Impairment of supplier advance	0	2,100
Write-off of debt issuance costs	0	1,079
Other non-cash charges	48	179
Changes in operating assets and liabilities:
Receivables	749	2,711
Inventories	(2,451)	7,877
Other assets	1,192	2,466
Accounts payable	6,018	(9,213)
Accrued payroll and related benefits	5,397	647
Deferred revenue	885	427
Income taxes	2,316	(764)
Other accrued expenses and liabilities	549	(413)
Net cash provided by operating activities	35,386	22,790
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(24,513)	(10,549)
Proceeds from sales of short term investments	11,137	17,382
Capital additions	(7,614)	(9,601)
Proceeds from the sale of fixed assets	28	0
Net cash used in investing activities	(20,962)	(2,768)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of borrowings under credit facility	0	(30,000)
Debt issuance costs	0	(207)
Exercise of stock options	0	10
Taxes related to equity compensation awards, net	(825)	(1,361)
Payment of dividends	(20,013)	(19,872)
Net cash used in financing activities	(20,838)	(51,430)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,414)	(31,408)
CASH AND CASH EQUIVALENTS, beginning of year	16,186	47,594
CASH AND CASH EQUIVALENTS, end of year	$9,772	$16,186

NUTRISYSTEM, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS
	(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	--------------------------------------------		----------------------------------------
	2013	2012	2013	2012

Adjusted EBITDA	$4,635	$2,772	$31,617	$27,330
Non-cash employee compensation
expense	(1,801)	(1,368)	(5,311)	(6,047)
Other expense	0	0	0	(78)
Interest income (expense), net	34	(1,280)	(89)	(2,034)
Income tax benefit (expense)	520	2,630	(3,510)	3,675
Depreciation and amortization	(2,093)	(2,612)	(8,896)	(10,724)
One-time charges:
Settlement with supplier	0	0	(5,000)	0
Severance and related charges	0	(340)	(1,441)	(7,996)
Impairment and termination of
third party contracts	0	(2,851)	0	(4,951)
Charge to vacate a facility	0	(1,980)	0	(1,980)

Total one-time charges	0	(5,171)	(6,441)	(14,927)

Net income (loss)	$1,295	$(5,029)	$7,370	$(2,805)

Adjusted EBITDA is defined as net income (loss) excluding non-cash employee compensation, other expense, interest, income taxes, depreciation and amortization, and one-time charges.

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME (LOSS) RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

				Year Ended
	Three Months Ended			December 31,
	December 31,		-------------------------------------------------
	-----------------------------------------------------		-
	2013	2012		2013	2012

Net income (loss) as reported	$1,295	$(5,029)		$7,370	$(2,805)
Income tax (benefit) expense as
reported	(520)	(2,630)		3,510	(3,675)

Income (loss) before income tax (benefit)
expense	775	(7,659)		10,880	(6,480)
Adjustment for one-time charges	0	5,171		6,441	14,927

Adjusted income (loss) before income tax
(benefit) expense	775	(2,488)		17,321	8,447
Adjusted income tax (benefit) expense	(520)	(871)		5,716	2,956

Adjusted net income (loss)	$1,295	$(1,617)		$11,605	$5,491

Adjusted diluted income (loss) per common
share	$0.04	$(0.06)		$0.40	$0.18

Adjusted diluted weighted average shares
outstanding	28,542	27,668		28,287	27,691

Adjusted income tax (benefit) expense for the year ended December 31, 2013 has been calculated using a tax rate of 33%. For the three months and year ended December 31, 2012, the adjusted income tax (benefit) expense was calculated using a tax rate of 35%.

For the year ended December 31, 2012, diluted loss per common share was identical to basic loss per common share as the Company was in a net loss position and the impact of including common stock equivalents was anti-dilutive. After excluding the one-time charges the Company reported adjusted net income resulting in additional diluted shares. The Company updated the weighted average shares outstanding accordingly.

Statement Regarding Non-GAAP Financial Measures

We believe adjusted EBITDA and adjusted net income (loss) are useful performance metrics for management and investors because they are indicative of the ongoing operations of the Company. These non-GAAP measures exclude certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.